Exhibit 10.2

AMENDED AND RESTATED TERM NOTE
PNC Bank, National Association

$3,422,160	February __, 2016
Woodbridge, New Jersey

              This Amended and Restated Term Note (this "Note") is executed and delivered under and pursuant to the terms of that certain Revolving Credit, Term Loan and Security Agreement dated as of June 27, 2012 (as amended, supplemented, restated or modified from time to time, the "Loan Agreement") by and among INTEGRATED BIOPHARMA, INC., a corporation organized under the laws of the State of Delaware ("Integrated"), InB:MANHATTAN DRUG COMPANY, INC., a corporation organized under the laws of the State of New York ("MD "), AGROLABS, INC., a corporation organized under the laws of the State of New Jersey ("AL"), IHT HEALTH PRODUCTS, INC., a corporation organized under the laws of the State of Delaware (IHT"), VITAMIN FACTORY, INC., a corporation organized under the laws of the State of Delaware ("Vitamin") and IHT PROPERTIES CORP., a corporation organized under the laws of the State of Delaware ("IHTP) (Integrated, MD, AL, IHT, Vitamin and IHTP each a "Borrower", and collectively "Borrowers") and PNC BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America ("PNC"), the various financial institutions named therein or which hereafter become a party thereto (together with PNC collectively, "Lenders"), and PNC as agent for Lenders (in such capacity, "Agent").  Capitalized terms not otherwise defined herein shall have the meanings provided in the Loan Agreement.

FOR VALUE RECEIVED, Borrower hereby promise to pay to the order of PNC, at the office of Agent located at PNC Bank Center, Two Tower Center, East Brunswick, New Jersey 08816, or at such other place as Agent may from time to time designate to Borrower in writing:

(i)  the principal sum of THREE MILLION FOUR HUNDRED TWENTY-TWO THOUSAND ONE HUNDRED SIXTY DOLLARS AND 00/100 ($3,422,160.00) shall be paid in eighty-four (84) consecutive monthly principal installments, the first eighty-three (83) of which shall be in the amount of $40,740.00 commencing on the first Business Day of March, 2016, and continuing on the first Business Day of each month thereafter, with a final payment of any unpaid balance of principal and interest payable on the first Business Day of February, 2023, all as more particularly described in the Loan Agreement, and subject to mandatory prepayment and acceleration upon the occurrence of an Event of Default under the Loan Agreement or earlier termination of the Loan Agreement pursuant to the terms thereof; and

(ii) interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full at the Term Loan Rate in accordance with the provisions of the Loan Agreement.  In no event, however, shall interest exceed the maximum interest rate permitted by law.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate in accordance with the Loan Agreement;

(iii) notwithstanding anything to the contrary herein, in the Loan Agreement and/or in any Other Document, all outstanding principal and interest hereunder is due and payable on the Termination Date.

This Note is a "Term Note" referred to in the Loan Agreement and is secured, inter alia, by the Liens granted pursuant to the Loan Agreement and the Other Documents, is entitled to the benefits of the Loan Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

This Note is intended to amend, restate and replace a certain Term Note issued by the Borrowers in favor of the Lenders dated June 27, 2012 in the original principal amount of $3,727,000.

This Note is subject to mandatory prepayment, and may be voluntarily prepaid, in whole or in part, in each case on the terms and conditions set forth in the Loan Agreement.

If an Event of Default under Section 10.7 or 10.8 of the Loan Agreement shall occur and be continuing, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.  If any other Event of Default shall occur and be continuing under the Loan Agreement or any of the Other Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

Lenders may at any time pledge or assign all or any portion of their rights under the Loan Agreement or the Other Documents (including any portion of this Note) to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.  No such pledge or assignment or enforcement thereof shall release Lenders from their obligations under the Loan Agreement or any of the Other Documents.

This Note shall be construed and enforced in accordance with the laws of the State of New York.

The Obligations evidenced by this Note are the same Obligations set forth in Section 2.4 of the Loan Agreement.

Borrowers expressly waive any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.

SIGNATURE PAGES TO FOLLOW

ATTEST:	INTEGRATED BIOPHARMA, INC.

By: /s/ Dina L. Masi	By: /s/ E. Gerald Kay
Name: DINA L. MASI	Name: E. GERALD KAY
Title: Secretary	Title: President and Chief Executive Officer

ATTEST:	InB:MANHATTAN DRUG COMPANY, INC.

By: /s/ Dina L. Masi	By: /s/ Riva Sheppard
Name: DINA L. MASI	Name: RIVA SHEPPARD
Title: Secretary	Title: President and Chief Executive Officer

ATTEST:	AGROLABS, INC.

By: /s/ Dina L. Masi	By: /s/ Christina Kay
Name: DINA L. MASI	Name: CHRISTINA KAY
Title: Secretary	Title: President and Chief Executive Officer

ATTEST:	IHT HEALTH PRODUCTS, INC.

By: /s/ Dina L. Masi	By: /s/ Christina Kay
Name: DINA L. MASI	Name: CHRISTINA KAY
Title: Secretary	Title: President and Chief Executive Officer

ATTEST:	VITAMIN FACTORY, INC.

By: /s/ Dina L. Masi	By: /s/ E. Gerald Kay
Name: DINA L. MASI	Name: E. GERALD KAY
Title: Secretary	Title: President and Chief Executive Officer

ATTEST:	IHT PROPERTIES CORP.

By: /s/ Dina L. Masi	By: /s/ Riva Sheppard
Name: DINA L. MASI	Name: RIVA SHEPPARD
Title: Secretary	Title: President and Chief Executive Officer

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